Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Prospectus, to the reference to our firm under the caption "Independent Auditors" in the Statement of Additional Information, to the use of our report dated February 8, 2001 with respect to the financial statements of American Enterprise Life Insurance Company, and to the use of our report dated March 23, 2001 with respect to the financial statements of American Enterprise Variable Annuity Account (comprised of subaccounts WBCA5, WBCA3, SBCA1, WBCA1, ESI, SBND2, SBND1, EMS, SCMG2, SCMG1, WDEI5, WDEI3, SDEI1, WDEI1, EIA, WEXI3, SEXI1, WEXI1, WFDI5, WFDI3, SFDI1, WFDI1, EMG, SMGD2, SMGD1, EGD, WNDM3, SNDM1, WNDM1, WSCA5, WSCA3, SSCA1, WSCA1, WSMC5, WSMC3, WSMC1, EMU, WMSS3, SMSS1, WMSS1, EPG, EPL, WIGR3, WIGR1, EPT, WVIS3 and WVIS1) in Pre-Effective Amendment No. 1 to the Registration Statement (Form N-4, No. 333-73958) for the registration of the American Express FlexChoice (SM) Variable Annuity Contracts to be offered by American Enterprise Life Insurance Company.






/s/ Ernst & Young LLP
-----------------------
    Ernst & Young LLP
    Minneapolis, Minnesota
    February 14, 2002